Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 23, 2022, with respect to the consolidated financial statements of SAP SE, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Mannheim, Germany

March 9, 2022